Exhibit 10.2

STRUCTURING AGENT AGREEMENT

THIS STRUCTURING AGENT AGREEMENT (this “Agreement”), is entered into as of February 24, 2010 (the “Effective Date”) by and between Wells Timberland REIT, Inc. (the “Company”) and Wells Germany GmbH (“Wells Germany” or the “Structuring Agent”).

RECITALS:

WHEREAS, the Company has proposed one or more sales of up to 10,362,694 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price of $9.65 per share to non “U.S. persons” identified to the Company by certain placement agents to be selected by the Company (each, a “Transaction” and together, the “Transactions”), to be conducted in accordance with Regulation S of the Securities Act of 1933, as amended;

WHEREAS, the Company desires to engage Wells Germany to (i) assist the Company and the placement agents in structuring the Transactions in compliance with German legal and tax requirements, (ii) assist the Company and the placement agents in the sales and marketing of the Shares in the Transactions, and (iii) provide certain ongoing services as set forth herein, subject to and in accordance with the terms of this Agreement; and

WHEREAS, Wells Germany is willing to serve as the Structuring Agent in connection with the Transactions, subject to and in accordance with the terms of this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and Wells Germany agree as follows:

1.	Appointment and Acceptance.

a.	The Company hereby appoints Wells Germany as the Company’s structuring agent in connection with the Transactions. Wells Germany accepts such appointment, subject to the terms and conditions of this Agreement.

b.	In connection with this appointment, Wells Germany shall (i) assist the Company in structuring the Transactions to comply with German legal and tax requirements; (ii) assist the Company and the placement agents in effecting the Transactions and identifying and contacting selected potential purchasers of the Shares (the “Purchasers”); (iii) prepare the Private Placement Memorandum (as defined below) for use in connection with the Transactions, particularly as it relates to German legal and tax requirements; (iv) assist the Company in negotiating the financial aspects of the Transactions; and (v) provide those additional ongoing services set forth on Exhibit A to this Agreement.

c.	The Company acknowledges and agrees that Wells Germany has been retained solely to provide the advice or services set forth in this Agreement. Wells Germany shall not be responsible for the underlying business decision of the Company to effect a Transaction or for the advice or services provided by any of the Company’s other advisors, agents or contractors. The Company shall be solely responsible for the commercial assumptions on which any advice provided by Wells Germany is based.

2.	Coordination. In order to facilitate the effective coordination of the Transaction process, the Company agrees to keep Wells Germany apprised of any discussions or negotiations regarding a potential Transaction.

3.	Information.

a.	In connection with this Agreement, the Company shall make available to Wells Germany all information reasonably requested by it for the purpose of performing its services hereunder and will provide Wells Germany reasonable access to officers, directors, employees, accountants, counsel and other representatives (“Representatives”) of the Company.

b.	Wells Germany will prepare and furnish the Company with the private placement memorandum and/or other offering documents used in connection with the placement of the Shares contemplated by the Placement Agent Agreement (as such private placement memorandum or other documents may be amended or supplemented and including any information incorporated therein by reference, the “Private Placement Memorandum”). Wells Germany will be solely responsible for the contents of the Private Placement Memorandum and any and all other written or oral communications provided by or on behalf of the Company to any actual or prospective purchaser of the Shares, except as set forth herein. Wells Germany shall be responsible for the sections of the Private Placement Memorandum that relate to German legal and tax structuring and requirements related to the Transaction. The Company authorizes Wells Germany and the Placement Agent to provide the Private Placement Memorandum to prospective purchasers of the Shares via physical delivery and/or via an electronic delivery system, provided that such delivery is made in accordance with Regulation S under the Securities Act.

c.	Wells Germany represents that no consent, approval, authorization, filing with or order of any court or governmental agency or body is required under the laws of Germany in connection with the transactions contemplated herein and as described in the Private Placement Memorandum, other than those the absence of which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions contemplate hereby in the ordinary course of business.

4.	Confidentiality. Wells Germany shall treat as confidential all nonpublic information (“Information”) regarding the Company provided to it by the Company or its representatives during the term of this Agreement and for a period of twelve months thereafter and will not disclose any information to a third party other than in connection with the performance of its services hereunder without the prior written approval of the Company, except as required by judicial or regulatory process or expressly by applicable law. The term “Information” does not include information which (i) is or becomes generally available to the public, (ii) was available on a non-confidential basis prior to its disclosure to Wells Germany in connection the performance of the its services hereunder or (iii) becomes available from a third-party source not known by Wells Germany to owe a duty of confidentiality to the Company with respect to such information. Prior to disclosing any Information to a Purchaser, Wells Germany or the placement agents, as applicable, will obtain an executed Confidentiality Agreement from such Purchaser in the form attached hereto as Exhibit B.

5.	Fee.

a.	The Company shall pay Wells Germany a fee in cash by wire transfer of an amount in U.S. Dollars to an account designated by Wells Germany equal to $0.20 per share of Common Stock purchased in a Transaction (the “Transaction Fee”) in consideration of Wells Germany’s services hereunder. Any Transaction Fee shall be paid by the Company to Wells Germany within 10 days of the applicable purchase.

b.	Wells Germany, in its sole discretion, may waive all or a portion of the Transaction Fee in connection with any Transaction.

c.	Wells Germany, in its sole discretion, may determine jointly with a placement agent to waive all or a portion of the Placement Fee (as defined in the Placement Agent Agreement) in connection with any Transaction. If the waiver of such fee were to still require the payment of the Placement Fee by the Company to a placement agent, Wells Germany will be responsible for the payment of the Placement Fee on behalf of the Company and will not seek reimbursement from the Company for the payment of such fee.

d.	Wells Germany may allow, and any such third party may reallow, all or a portion of the Transaction Fee to certain other third party service providers.

6.	Term. Wells Germany’s engagement hereunder may be terminated at any time by either Wells Germany or the Company upon ten days’ prior written notice thereof to the other party (the period prior to any such termination being referred to herein as the “Term”). Unless the Company terminates this Agreement for a material breach by Wells Germany of its obligations or a representation or warranty hereunder (“Cause”), Wells Germany will continue to be entitled to the full Transaction Fee provided for herein in the event that at any time prior to the expiration of thirty (30) days after any such termination the Company or any of its affiliates consummates, or enters into an agreement providing for, a Transaction that is subsequently consummated with a Purchaser identified to the Company by a placement agent or Wells Germany. In the event the Company terminates this Agreement for Cause, Wells Germany shall not be entitled to any Transaction Fee following the date of such termination. Notwithstanding anything else to the contrary in this Agreement, Wells Germany’s obligations hereunder shall terminate (a) with respect to those services set forth in Section 1(a)(i) – (iv) above, upon the conclusion of the offering and (b) with respect to those additional services set forth on Exhibit A to this Agreement, upon the earlier to occur of (i) a Liquidity Event (as defined below), or (ii) December 31, 2018, unless otherwise terminated as provided for herein.

For purposes of this Agreement, a “Liquidity Event” shall mean:

i.	the listing of the Common Stock on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended), or

ii.	the sale or merger of the Company in a transaction that provides the stockholders with cash or securities of a publicly traded company.

7.	Expenses. Except as otherwise provided herein, each party shall each bear its own legal, accounting and other costs and expenses in connection with this Agreement and the Transactions contemplated hereby which are incurred by that party based on its activities hereunder. The forgoing limitation shall not modify or limit the Company’s obligations to indemnify, contribute to or reimburse the expenses of a Wells Germany Party pursuant to the section of this Agreement entitled “Indemnification.”

8.	Exemption from Registration: Restrictions on Offer and Sales of Shares. It is understood that the offer and sale of the Shares will be exempt from the registration requirements of the Securities Act pursuant to Regulation S thereof (“Regulation S”). Neither the Company nor Wells Germany will directly or indirectly, take any action, including, without limitation, make any offer or sale of Shares if, as a result, the offer and sale of Shares contemplated hereby would fail to be entitled to the exemption from the registration requirements of the Act provided for in Regulation S of the Securities Act.

9.	Indemnification.

a.	The Company will also indemnify and hold harmless Wells Germany or any its affiliates or their respective, officers, directors, managers, employees, stockholders, partners, members, agents or Representatives (collectively, the “Wells Germany Parties”) from and against, and the Company agrees that no Wells Germany Party shall have any liability to the Company or its owners, parents, affiliates, security holders or creditors for, any losses, claims, damages, expenses or liabilities (including actions or proceedings in respect thereof) (collectively, “Liabilities”) related to, arising out of or based upon any untrue statement or any alleged untrue statement of any material fact contained in the Private Placement Memorandum or other offering document used in connection with the Transactions, or in any other written or oral communication provided by or on behalf of the Company to any actual or prospective Purchaser of the Shares, or related to, arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such Liability arises out of is based upon any such untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by Wells Germany. The Company further agrees to indemnify Wells Germany and hold it harmless against, and the Company agrees that no Wells Germany Party shall have any liability to the Company or its owners, parents, affiliates, security holders or creditors for, any and all Liabilities, to which any Wells Germany Party becomes subject or otherwise incurs arising from, related to or in connection with this Agreement, except to the extent a court of competent jurisdiction has determined that such Liabilities primarily arose from the bad faith, gross negligence or willful misconduct of such indemnified Wells Germany Party in performing the services hereunder.

b.	Wells Germany agrees to indemnify and hold harmless the Company or any its affiliates or their respective, officers, directors, managers, employees, stockholders, partners, members, agents or Representatives (collectively, the “Company Parties”) from and against, and Wells Germany agrees that no Company Party shall have any liability to Wells Germany or its owners, parents, affiliates, security holders or creditors for, any Liabilities related to, arising out of or based upon (i) any breach of a representation, warranty or covenant of Wells Germany contained in this Agreement, (ii) the bad faith, gross negligence or willful misconduct of such Wells Germany Party in performing the services hereunder, and (iii) any untrue statement or omission or alleged omission made in the Private Placement Memorandum in reliance upon and in conformity with written information furnished to the Company by Wells Germany.

c.

If an action, suit, or proceeding (each an “Action”) is brought against a party that may seek indemnification hereunder (an “Indemnified Party”), such Indemnified Party will promptly notify the party that may be subject to indemnification (an “Indemnifying Party”) in writing of the institution of such Action. The Indemnifying Party may assume the defense of such Action, including the employment of counsel and the payment of all expenses in connection with such Action; provided, however, that an Indemnified Party shall have the right to employ its own counsel to defend such action at the Indemnifying Party’s expense if (i) the Indemnifying Party authorizes the employment of such counsel, (ii) the Indemnifying Party has failed in its obligation to employ counsel reasonably satisfactory to the Indemnified Party to defend the Indemnified Party, or (iii) in the opinion of the Indemnified Party’s counsel, the use of the Indemnifying Party’s counsel to defend an Indemnified Party presents a conflict of interest or an Indemnified Party has one or more defenses that differ from the defenses available to the Indemnifying Party.

d.	An Indemnifying Party will not permit any settlement or compromise to include, or consent to the entry of any judgment that includes, a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party. No Indemnified Party seeking indemnification or contribution under this section of the Agreement will, without the Indemnifying Party’s prior written consent (not to be unreasonably withheld or delayed), settle, compromise or consent to the entry of any judgment in any Action.

e.	If the foregoing indemnification is for any reason unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless, the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Liability in such proportion as is appropriate to reflect the relative benefits received by the parties to the Transaction, in addition to any equitable considerations. If, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Indemnifying Party shall contribute to such amount paid or payable by any Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits, but also the relative fault of the Company, on the one hand, and such Indemnified Party, on the other hand, in connection therewith, in addition to any equitable considerations.

f.	The parties’ obligations under this Section entitled “Indemnification” shall survive the expiration of the Term and any termination of this Agreement and shall inure to the benefit of any successors, assigns, heirs and personal representatives of any Indemnified Party and are in addition to any rights that any Indemnified Party may have at common law or otherwise.

10.	Independent Contractor. In connection with this engagement, Wells Germany is acting as an independent contractor, with obligations owing solely to the Company and not in any other capacity. Nothing in this Agreement will be construed to make Wells Germany an agent, employee, joint venturer, partner or legal representative of the Company. The Company acknowledges and agrees that Wells Germany has been retained solely to act as advisor with respect to the Transactions and that no fiduciary duty or agency relationship between the Company and Wells Germany has been created in respect of any Transaction or Wells Germany’s engagement hereunder, regardless of whether Wells Germany has advised or is advising the Company on other matters.

11.	Survival; Severability.

a.	The covenants under the headings “Appointment and Acceptance,” “Coordination,” “Information,” “Fee” and “Expenses” (subject to the rights set forth herein upon a termination) shall terminate upon expiration of the Term or termination of this Agreement. All other provisions of this Agreement shall survive any expiration of the Term and any termination of this Agreement indefinitely.

b.	If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions and restrictions contained herein shall remain in full force and effect and shall in no way be modified or invalidated.

12.	Jurisdiction; Choice of Law; Waiver of Jury Trial. All aspects of the relationship created by this Agreement, any other agreements relating to the Wells Germany’s engagement hereunder and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or Wells Germany’s engagement hereunder shall be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts made and to be performed therein and, in connection therewith, the parties hereto consent to the exclusive jurisdiction of the courts sitting in Atlanta, Georgia and agree to venue in such courts. WELLS GERMANY AND THE COMPANY EACH HEREBY AGREES TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTERCLAIM OR ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR WELLS GERMANY’S ENGAGEMENT HEREUNDER.

13.	Miscellaneous.

a.	This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings, written or oral, relating to the subject matter of this Agreement. This Agreement may not be modified or amended or any term or provision hereof waived or discharged, except in writing signed by the party against whom such modification, amendment or waiver is sought to be enforced.

b.	This Agreement is not assignable by either party hereto without the prior written consent of the other party. Except as contemplated in the Section entitled “Indemnification”, this Agreement is not intended to confer rights upon any persons not a party hereto (including security holders, employees or creditors of the Company). Without limiting the foregoing, all provisions hereof shall be binding on and applicable to any successor to the assets and/or business of the Company.

c.	Heading titles are for descriptive purposes only and do not control or alter the meaning of this Agreement as set forth in the text.

[Signatures on the following page(s).]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

WELLS TIMBERLAND REIT, INC.

By:	/s/ Douglas P. Williams
Name: Douglas P. Williams
Title: Executive Vice President, Secretary and Treasurer

WELLS GERMANYANY GMBH

By:	/s/ David Rueckel
Name: David Rueckel
Title: Managing Director